UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 3, 2023

GILEAD SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19731	94-3047598
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

333 Lakeside Drive, Foster City, California
(Address of principal executive offices)
94404
(Zip Code)
650-574-3000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value, $0.001 per share	GILD	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Approval of an Amendment and Restatement of the Gilead Sciences, Inc. Employee Stock Purchase Plan and the Gilead Sciences, Inc. International Employee Stock Purchase Plan
On January 25, 2023, the Board of Directors (the “Board”) of Gilead Sciences, Inc. (“Gilead”) approved an amendment and restatement of the Gilead Sciences, Inc. Employee Stock Purchase Plan (the “Purchase Plan”) and an amendment and restatement of the Gilead Sciences, Inc. International Employee Stock Purchase Plan (the “International Purchase Plan,” and together with the Purchase Plan, the “Plans”), subject to stockholder approval. A summary of the principal features of the Plans is set forth under Proposal 5 of Gilead’s definitive proxy statement filed with the Securities and Exchange Commission on March 23, 2023 (the “Proxy Statement”), which description is incorporated herein by reference.
The Plans were approved by Gilead’s stockholders at the 2023 Annual Meeting of Stockholders on May 3, 2023 (the “Annual Meeting”). The foregoing summary of the Plans does not purport to be complete and is qualified in its entirety by reference to the provisions of the Purchase Plan and the International Purchase Plan, which are attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated by reference herein.
Item 5.07    Submission of Matters to a Vote of Security Holders.
The Annual Meeting was held on May 3, 2023. Of the 1,248,816,053 shares of the Company’s common stock entitled to vote at the Annual Meeting, 1,112,399,050 shares were represented at the meeting in person or by proxy, constituting a quorum. The voting results are presented below.
The Company’s stockholders elected nine directors to serve for the next year and until their successors are elected and qualified, or until their earlier death, resignation or removal. The votes regarding the election of directors were as follows:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Jacqueline K. Barton, Ph.D.	986,415,013	13,491,911	2,001,479	110,490,647
Jeffrey A. Bluestone, Ph.D.	995,919,933	3,943,946	2,044,524	110,490,647
Sandra J. Horning, M.D.	981,121,155	18,770,573	2,016,675	110,490,647
Kelly A. Kramer	966,965,833	32,909,136	2,033,434	110,490,647
Kevin E. Lofton	925,933,861	73,885,649	2,088,893	110,490,647
Harish Manwani	959,762,789	40,053,322	2,092,292	110,490,647
Daniel P. O’Day	923,236,835	70,663,044	8,008,564	110,490,647
Javier J. Rodriguez	993,470,838	6,361,800	2,075,765	110,490,647
Anthony Welters	952,610,095	44,579,806	4,718,502	110,490,647
The Company’s stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The proposal received the following votes:

Votes For	1,047,348,600
Votes Against	63,802,874
Abstentions	1,247,576
The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s Named Executive Officers as presented in the Proxy Statement. The proposal received the following votes:

Votes For	919,145,382
Votes Against	79,500,105
Abstentions	3,262,916
Broker Non-Votes	110,490,647

The Company’s stockholders voted, on an advisory basis, on the frequency of future advisory stockholder votes on executive compensation. The frequency receiving the most votes was 1 Year. The proposal received the following votes:

1 Year	985,408,193
2 Years	947,804
3 Years	14,113,020
Abstentions	1,439,386
Broker Non-Votes	110,490,647
In accordance with the Board’s recommendation as set forth in the Proxy Statement and consistent with the stated preference of the Company’s stockholders, the Company has determined that future advisory stockholder votes on executive compensation will be conducted on an annual basis, until the next advisory vote on this matter is held.
The Company’s stockholders approved an amendment and restatement of the Gilead Sciences, Inc. Employee Stock Purchase Plan and the Gilead Sciences, Inc. International Employee Stock Purchase Plan. The proposal received the following votes:

Votes For	996,900,619
Votes Against	3,074,231
Abstentions	1,933,553
Broker Non-Votes	110,490,647
The Company’s stockholders did not approve a stockholder proposal requesting the Board implement a process to nominate at least one more candidate than the number of directors to be elected. The proposal received the following votes:

Votes For	7,422,311
Votes Against	982,909,852
Abstentions	11,576,240
Broker Non-Votes	110,490,647
The Company’s stockholders did not approve a stockholder proposal requesting the Board amend the company governing documents to give street name shares and non-street name shares an equal right to call a special stockholder meeting. The proposal received the following votes:

Votes For	46,426,089
Votes Against	940,591,356
Abstentions	14,890,958
Broker Non-Votes	110,490,647
The Company’s stockholders did not approve a stockholder proposal requesting a report on a process by which the impact of extended patent exclusivities on product access would be considered in deciding whether to apply for secondary and tertiary patents. The proposal received the following votes:

Votes For	165,422,837
Votes Against	824,383,326
Abstentions	12,102,240
Broker Non-Votes	110,490,647
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit Number	Description
10.1	Gilead Sciences, Inc. Employee Stock Purchase Plan, amended and restated January 25, 2023
10.2	Gilead Sciences, Inc. International Employee Stock Purchase Plan, amended and restated January 25, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GILEAD SCIENCES, INC.
(Registrant)
/s/ DEBORAH H. TELMAN
Deborah H. Telman EVP, Corporate Affairs, General Counsel and Corporate Secretary
Date: May 5, 2023